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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Medicis Pharmaceutical Corporation 1996 Stock Option Plan of our report dated August 2, 1996 with respect to the consolidated financial statements and schedule of Medicis Pharmaceutical Corporation included in its Annual Report (Form 10-K/A) for the fiscal year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Phoenix, Arizona
August 11, 1997